As filed with the Securities and Exchange Commission on June 10, 2004

Registration No. 333-113846

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Amendment No. 4

to

FORM S-1

REGISTRATION STATEMENT

Under

The Securities Act of 1933

SHOPPING.COM LTD.

(Exact name of registrant as specified in its charter)

Israel	7389	Not Applicable
(State or other jurisdiction of	(Primary standard industrial	(I.R.S. employer
incorporation or organization)	classification code number)	identification no.)

1 Zoran Street

Netanya 42504, Israel

972-9-892-1000

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Daniel T. Ciporin

Chief Executive Officer

Shopping.com, Inc.

8000 Marina Boulevard, Fifth Floor

Brisbane, California 94005

(650) 616-6500

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Gordon K. Davidson Horace L. Nash Cynthia Clarfield Hess Andrew J. Schultheis Fenwick & West LLP 801 California Street Mountain View, CA 94041 (650) 988-8500	J. David Chertok David S. Glatt Meitar Liquornik Geva & Leshem Brandwein 16 Abba Hillel Silver Road Ramat Gan 52506, Israel 972-3-610-3100	Ezra Katzen Shopping.com Ltd. 1 Zoran Street P.O. Box 8393 Netanya 42504, Israel 972-9-892-1300	Jonathan F. Pedersen Kirkland & Ellis LLP 153 East 53rd Street New York, NY 10022 (212) 446-4800	Yaacov Neeman Chaim Friedland Herzog, Fox & Neeman Asia House 4 Weizman Street Tel Aviv 64239, Israel 972-3-692-2020

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this Registration Statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box.  ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box.  ☐

EXPLANATORY NOTE

This amendment is being filed solely to file certain exhibits. No changes have been made to Part I of the Registration Statement. Accordingly, it has been omitted.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 16.    Exhibits and Financial Statement Schedules.

(a) The	following exhibits are filed herewith:

Number	Exhibit Title

1.01*	Form of Underwriting Agreement.

2.01**	Agreement and Plan of Merger, dated as of February 9, 2003, by and among Epinions, Inc., DealTime Merger Sub 1, Inc. and Registrant.

3.01**	Memorandum of Association of Registrant (English translation).

3.02*	Form of Memorandum of Association of Registrant to be effective upon the closing of this offering.

3.03**	Articles of Association of Registrant, as amended.

3.04**	Form of Articles of Association of Registrant to be effective upon the closing of this offering.

3.05**	Form of Articles Amendment of Registrant, to be submitted for approval by shareholders before completion of this offering.

4.01**	Specimen of certificate for Ordinary Shares.

4.02**	Third Amended and Restated Shareholders Rights Agreement, dated as of April 10, 2003, by and among Registrant and certain shareholders of Registrant.

4.03**	Warrant to purchase Series D convertible preferred shares, issued to Warburg Dillon Read LLC, dated February 8, 2000.

5.01**	Form of Opinion of Meitar Liquornik Geva & Leshem Brandwein.

10.01**	2003 Omnibus Stock Option and Restricted Stock Incentive Plan (amending and replacing the 1999 Omnibus Stock Option and Restricted Stock Incentive Plan) and form of option grant.

10.02**	Form of 2004 Equity Incentive Plan to be effective upon the closing of this offering.

10.03**	Form of 2004 Employee Stock Purchase Plan to be effective upon this closing of this offering.

10.04**	Commercial Lease Agreement, dated October 7, 2002, between Am Ram Development South Netanya Ltd. and DealTime Ltd. (now Shopping.com Ltd.) (English translation).

10.05**	Office Lease Agreement, dated as of November 1, 2003, by and between Sierra Point, LLC and Shopping.com (California), Inc.

10.06†	Advertising Services Agreement, dated as of August 1, 2002, as amended on April 23, 2003, by and between Google Technology, Inc. (now Google, Inc.) and DealTime, Inc. (now Shopping.com, Inc.).

10.07†	Google Services Agreement, dated as of February 22, 2003, by and between Google Technology, Inc. (now Google, Inc.) and Epinions, Inc. (now Shopping.com (California), Inc.).

10.08†	Advertising Services Agreement, dated as of April 14, 2003, by and between Google Technology, Inc. (now Google, Inc.) and DealTime (UK) Limited.

Number	Exhibit Title

10.09**	Amended and Restated Employment Agreement, dated as of December 31, 2000, by and between Daniel Ciporin and DealTime, Inc. (now Shopping.com, Inc.).

10.10**	Amended and Restated Employment Agreement, dated as of December 31, 2001, as amended on April 15, 2003, by and between Ignacio Fanlo and DealTime, Inc. (now Shopping.com, Inc.).

10.11**	Employment Agreement, dated as of April 15, 2003, by and between Nirav Tolia and Epinions, Inc. (now Shopping.com (California), Inc.)

10.12**	Employment Agreement, dated as of December 1, 2003, by and between Greg Santora and Shopping.com (California), Inc.

10.13**	Form of Indemnification Agreement between Shopping.com Ltd. and each of its directors and officers.

10.14†**	Form of Google Insertion Order.

10.15†	Insertion Order, dated as of November 6, 2003, by and between Google Technology, Inc. (now Google, Inc.) and Epinions, Inc. (now Shopping.com (California), Inc.).

10.16†	Amendment Number One, dated May 1, 2004, to Advertising Services Agreement, dated April 14, 2003, by and between Google, Inc. and DealTime UK Limited.

21.01**	Subsidiaries of Registrant.

23.01**	Form of Consent of Meitar Liquornik Geva & Leshem Brandwein (included in Exhibit 5.01).

23.02**	Consent of PricewaterhouseCoopers LLP, Independent Registered Public Accounting Firm.

23.03**	Consent of Kesselman & Kesselman, Independent Accountants.

23.04**	Consent of PricewaterhouseCoopers LLP, Independent Accountants.

24.01**	Powers of Attorney (included in the signature page).

24.02**	Power of Attorney of J. William Gurley.

24.03**	Power of Attorney of Ann Mather.

99.01**	Consent of Peter M. Neupert.

99.02**	Consent of Lorrie Norrington.

*	To be filed by amendment.
**	Previously filed.
†	Confidential treatment has been requested for certain portions of this document pursuant to an application for confidential treatment sent to the Securities and Exchange Commission. Such portions are omitted from this filing and are filed separately with the Securities and Exchange Commission.

(b) Financial Statement Schedule

Financial statement schedules are omitted because the information called for is not required or is shown either in the financial statements or the notes thereto.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Brisbane, State of California, on this 10th day of June, 2004.

SHOPPING.COM LTD.

By:	/s/ GREG J. SANTORA
Greg J. Santora Chief Financial Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated.

Name	Title	Date

Principal Executive Officer:

/s/ DANIEL T. CIPORIN* Daniel T. Ciporin	Chief Executive Officer and Chairman of the Board of Directors	June 10, 2004

Principal Financial Officer and Principal Accounting Officer:

/s/ GREG J. SANTORA Greg J. Santora	Chief Financial Officer	June 10, 2004

Additional Directors:

/s/ JOHN P. CONNAUGHTON* John P. Connaughton	Director	June 10, 2004

/s/ JOHN R. JOHNSTON* John R. Johnston	Director	June 10, 2004

/s/ MICHAEL A. EISENBERG* Michael A. Eisenberg	Director	June 10, 2004

/s/ J. WILLIAM GURLEY* J. William Gurley	Director	June 10, 2004

/s/ REINHARD LIEDL* Reinhard Liedl	Director	June 10, 2004

/s/ ANN MATHER* Ann Mather	Director	June 10, 2004

/s/ NIRAV N. TOLIA* Nirav N. Tolia	Director	June 10, 2004

* /s/ GREG J. SANTORA Greg J. Santora, Attorney-in-Fact		June 10, 2004

Exhibit Index

Number	Exhibit Title

1.01*	Form of Underwriting Agreement.

2.01**	Agreement and Plan of Merger, dated as of February 9, 2003, by and among Epinions, Inc., DealTime Merger Sub 1, Inc. and Registrant.

3.01**	Memorandum of Association of Registrant (English translation).

3.02*	Form of Memorandum of Association of Registrant to be effective upon the closing of this offering.

3.03**	Articles of Association of Registrant, as amended.

3.04**	Form of Articles of Association of Registrant to be filed upon the closing of this offering.

3.05**	Form of Articles Amendment of Registrant, to be submitted for approval by shareholders before completion of this offering.

4.01**	Specimen of certificate for Ordinary Shares.

4.02**	Third Amended and Restated Shareholders Rights Agreement, dated as of April 10, 2003, by and among Registrant and certain shareholders of Registrant.

4.03**	Warrant to purchase Series D convertible preferred shares issued to Warburg Dillon Read LLC, dated February 8, 2000.

5.01**	Form of Opinion of Meitar Liquornik Geva & Leshem Brandwein.

10.01**	2003 Omnibus Stock Option and Restricted Stock Incentive Plan (amending and replacing the 1999 Omnibus Stock Option and Restricted Stock Incentive Plan) and form of option grant.

10.02**	Form of 2004 Equity Incentive Plan to be effective upon the closing of this offering.

10.03**	Form of 2004 Employee Stock Purchase Plan to be effective upon the closing of this offering.

10.04**	Commercial Lease Agreement, dated October 7, 2002, between Am Ram Development South Netanya Ltd. and DealTime Ltd. (now Shopping.com Ltd.) (English translation).

10.05**	Office Lease Agreement, dated as of November 1, 2003, by and between Sierra Point, LLC and Shopping.com (California), Inc.

10.06†	Advertising Services Agreement, dated as of August 1, 2002, as amended on April 23, 2003, by and between Google Technology, Inc. (now Google, Inc.) and DealTime, Inc. (now Shopping.com, Inc.).

10.07†	Google Services Agreement, dated as of February 22, 2003, by and between Google Technology Inc. (now Google, Inc.) and Epinions, Inc. (now Shopping.com (California), Inc.).

10.08†	Advertising Services Agreement, dated as of April 14, 2003, by and between Google Technology, Inc. (now Google, Inc.) and DealTime (UK) Limited.

10.09**	Amended and Restated Employment Agreement, dated as of December 31, 2000, by and between Daniel Ciporin and DealTime, Inc. (now Shopping.com, Inc.).

10.10**	Amended and Restated Employment Agreement, dated as of December 31, 2001, as amended on April 15, 2003, by and between Ignacio Fanlo and DealTime, Inc. (now Shopping.com, Inc.).

10.11**	Employment Agreement, dated as of April 15, 2003, by and between Nirav Tolia and Epinions, Inc. (now Shopping.com (California), Inc.)

10.12**	Employment Agreement, dated as of December 1, 2003, by and between Greg Santora and Shopping.com (California), Inc.

10.13**	Form of Indemnification Agreement between Shopping.com Ltd. and each of its directors and officers.

10.14†**	Form of Google Insertion Order.

Number	Exhibit Title

10.15†	Insertion Order, dated as of November 6, 2003, by and between Google Technology, Inc. (now Google, Inc.) and Epinions, Inc. (now Shopping.com (California), Inc.).

10.16†	Amendment Number One, dated May 1, 2004, to Advertising Services Agreement, dated April 14, 2003, by and between Google, Inc. and DealTime UK Limited.

21.01**	Subsidiaries of Registrant.

23.01**	Form of Consent of Meitar Liquornik Geva & Leshem Brandwein (included in Exhibit 5.01).

23.02**	Consent of PricewaterhouseCoopers LLP, Independent Registered Public Accounting Firm.

23.03**	Consent of Kesselman & Kesselman, Independent Accountants.

23.04**	Consent of PricewaterhouseCoopers LLP, Independent Accountants.

24.01**	Powers of Attorney (included in the signature page).

24.02**	Power of Attorney of J. William Gurley.

24.03**	Power of Attorney of Ann Mather.

99.01**	Consent of Peter M. Neupert.

99.02**	Consent of Lorrie Norrington.

*	To be filed by amendment.
**	Previously filed.
†	Confidential treatment has been requested for certain portions of this document pursuant to an application for confidential treatment sent to the Securities and Exchange Commission. Such portions are omitted from this filing and are filed separately with the Securities and Exchange Commission.